EXHIBIT 32.1

GLENROSE INSTRUMENTS INC.

CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Arvin H. Smith, Chief Executive Officer, and Anthony S. Loumidis, Chief Financial Officer, of GlenRose Instruments Inc., or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of the Company for the quarter ending March 25, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (15 U.S.C. 78 m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2012

/s/ Arvin H. Smith
Chief Executive Officer

/s/ Anthony S. Loumidis
Chief Financial Officer